CORPORATE BYLAWS

OMNI ALLIANCE GROUP, INC.

ARTICLE I. MEETING OF SHAREHOLDERS

Section 1. Annual Meeting. The annual shareholder meeting of Omni Alliance Group, Inc. will be held on the ________day of ________, of each year or at such other time and place as designated by the Board of Directors of Omni Alliance Group, Inc. provided that if said day falls on a Sunday or legal holiday, then the meeting will be held on the first business day thereafter. Business transacted at said meeting will include the election of directors of Omni Alliance Group, Inc.

Section 2. Special Meetings. Special meetings of the shareholders will be held when directed by the Chairman, President, Board of Directors; or the holders of not less than 10 percent of all the shares entitled to be cast on any issue proposed to be considered at the proposed special meeting; provided that said persons sign, date and deliver to Omni Alliance Group, Inc one or more written demands for the meeting describing the purposes(s) for which it is to be held. A meeting requested by shareholders of Omni Alliance Group, Inc. will be called for a date not less than 10 nor more than 60 days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting will be issued by the Secretary, unless the Chairman, President, Board of Directors or shareholders requesting the meeting designate another person to do so.

Section 3. Place. Meetings of shareholders will be held at the principal place of business of Omni Alliance Group, Inc. or at such other place as is designated by the Board of Directors.

Section 4. Record Date and List of Shareholders. The Board of Directors of Omni Alliance Group, Inc. shall fix the record date; however, in no event may a record date fixed by the Board of Directors be a date prior to the date on which the resolution fixing the record date is adopted.

After fixing a record date for a meeting, the Secretary shall prepare an alphabetical list of the names of all Omni Alliance Group, Inc.’s shareholders who are entitled to notice of a shareholders’ meeting, arranged by voting group with the address of and the number and class and series, if any, of shares held by each Said list shall be available for inspection in accordance with Nevada Law.

Section 5. Notice. Written notice stating the place, day and hour of the meeting, and the purpose(s) for which said special meeting is called, will be delivered not less than 10 nor more than 60 days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice will be deemed to be effective when deposited in the United States mail and addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of Omni Alliance Group, Inc., with postage thereon prepaid.

Omni Alliance Group, Inc. shall notify each shareholder, entitled to a vote at the meeting, of the date, time and place of each annual and special shareholders meeting no fewer than 10 or more than 60 days before the meeting date. Notice of a special meeting shall describe the purpose(s) for which the meeting is called. A shareholder may waive any notice required hereunder either before or after the date and time stated in the notice; however, the waiver must be in writing, signed by the shareholder entitled to the notice and be delivered to Omni Alliance Group, Inc. for inclusion in the minutes or filing in the corporate records.

Section 6. Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it will not be necessary to give any notice of the adjourned meeting provided that the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At such an adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting. If, however, a new record date for the adjourned meeting is made or is required, then, a notice of the adjourned meeting will be given on the new record date as provided in this Article to each shareholder of record entitled to notice of such meeting.

Section 7. Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of shareholders.

If a quorum, as herein defined, is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter thereof will be the act of the shareholders unless otherwise provided by law.

Section 8. Voting of Shares. Each outstanding share will be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Section 9. Proxies. A shareholder may vote either in person or by proxy provided that any and all proxies are executed in writing by the shareholder or his duly authorized attorney-in-fact. No proxy will be valid after the duration of 11 months from the date thereof unless otherwise provided in the proxy.

Section 10. Action by Shareholders Without a Meeting. Any action required or permitted by law, these bylaws, or the Articles of Incorporation of Omni Alliance Group, Inc. to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, provided that the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted, as provided by law. The foregoing actions(s) shall be evidenced by written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon and delivered to Omni Alliance Group, Inc, in accordance with Nevada Law. Within 10 days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote. Said notice shall fairly summarize the material features of the authorized action and if the action requires the providing of dissenters’ rights, said notice will comply with the disclosure requirements pertaining to dissenters’ rights of Nevada Law.

ARTICLE II. DIRECTORS

Section 1. Function. All corporate powers, business, and affairs will be exercised, managed and directed under the authority of the Board of Directors.

Section 2. Qualification. Directors must be natural persons of 18 years of age or older but need not be residents of this state and need not be shareholders of Omni Alliance Group, Inc.

Section 3. Compensation .The Board of Directors will have authority to fix the compensation for directors of Omni Alliance Group, Inc.

Section 4. Presumption of Assent. A director of Omni Alliance Group, Inc. who is present at a meeting of the Board of Directors at which action on any corporate matter is taken will be presumed to have assented to the action taken unless such director votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 5. Number. Omni Alliance Group, Inc. will have at least one director(s).

Section 6. Election and Term. Each person named in the Articles of Incorporation as a member of the initial Board of Directors will hold office until said directors will have been qualified and elected at the first annual meeting of shareholders, or until said directors’ earlier resignation, removal from office or death.

At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders will elect directors to hold office until the next annual meeting. Each director will hold office for a term for which said director is elected until said director’s successor will have been qualified and elected, said director’s prior resignation, said director’s removal from office or said director’s death.

Section 7. Vacancies. Any vacancy occurring in the Board of Directors will be filled by the affirmative vote of a majority of the shareholders or of the remaining directors even though less than a quorum of the Board of Directors. A director elected to fill a vacancy will hold office only until the next election of directors by the shareholders.

Section 8. Removal and Resignation of Directors. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

A director may resign at any time by delivering written notice to the Board of Directors or its Chairman or to Omni Alliance Group, Inc. by and through one of its officers. Such a resignation is effective when the notice is delivered unless a later effective date is specified in said notice.

Section 9. Quorum and Voting. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present will be the act of the Board of Directors.

Section 10. Executive and Other Committees. A resolution, adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and/or other committee(s) which will have and may exercise all the authority of the Board of Directors to the extent provided in such resolution, except as is provided by law. Each committee must have two or more members who serve at the pleasure of the Board of Directors. The board may, by resolution adopted by a majority of the full Board of Directors, designate one or more directors as alternate members of any such committee who may act in the place and instead of any absent member or members at any meeting of such committee

Section 11. Place of Meeting. Special or regular meetings of the Board of Directors will be held within or without the State of Nevada.

Section 12. Notice, Time and Call of Meetings. Regular meetings of the Board of Directors will he held without notice on such dates as are designated by the Board of Directors. Written notice of the time and place of special meetings of the Board of Directors will be given to each director by personal delivery, telegram or cablegram at least two (2) days before the meeting or by notice mailed to the director at least five (5) days before the meeting.

Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting will constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called Or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Neither the business to be transacted nor the purpose of, regular or special meetings of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting will be given to the directors who were not present at the time of the adjournment.

Meetings of the Board of Directors may be called by the Chairman of the Board, the President of Omni Alliance Group, Inc. or any three directors.

Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 13. Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or a committee thereof; may be taken without a meeting if a consent in writing, setting forth the action to be so taken, signed by all the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent will have the same effect as a unanimous vote.

ARTICLE III. OFFICERS

Section 1. Officers. The officers of Omni Alliance Group, Inc. will consist of a chairman, president, a vice president, a secretary and a treasurer, each of whom will be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person.

Section 2. Duties. The officers of Omni Alliance Group, Inc. will have the following duties:

The Chairman will generally and actively manage the financial business and affairs of Omni Alliance Group, Inc. subject to the directions of the Board of Directors, and will preside at all meetings of the shareholders and Board of Directors, The President will be the chief executive officer of Omni Alliance Group, Inc, who generally and actively manages the operating business and affairs of Omni Alliance Group, Inc. subject to the directions of the Board of Directors.

The Vice President will, in the event of the absence or inability of the President to exercise his office, become acting president of the organization with all the rights, privileges and powers as if said person had been duly elected president.

The Secretary will have custody of, and maintain all of the corporate records except the financial records. Furthermore, said person will record the minutes of all meetings of the shareholders and Board of Directors, send all notices of meetings and perform such other duties as may be prescribed by the Board of Directors or the President. Furthermore, said officer shall be responsible for authenticating records of Omni Alliance Group, Inc.

The Treasurer shall retain custody of all corporate funds and financial records, maintain full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors or the Chairman, and perform such other duties as may be prescribed by the Board of Directors or the Chairman.

Section 3. Removal and Resignation of Officers. An officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in the Board’s judgment the best interests of Omni Alliance Group, Inc. will be served thereby, subject to that officer’s or agent’s management agreement.

Any officer may resign at any time by delivering notice to Omni Alliance Group, Inc. Said resignation is effective upon delivery unless the notice specifies a later effective date.

Any vacancy in any office may be filled by the Board of Directors.

ARTICLE IV. STOCK CERTIFICATES

Section 1. Issuance. Every holder of share(s) in Omni Alliance Group, Inc. will be entitled to have a certificate representing all share(s) to which he is holder. No certificate representing share(s) will be issued until such share(s) is/are fully paid.

Section 2. Form. Certificates representing share(s) in Omni Alliance Group, Inc. will be signed by the President or Vice President and the Secretary or an Assistant Secretary and will be sealed with the seal of Omni Alliance Group, Inc.

Section 3. Transfer of Stock. Omni Alliance Group, inc. will register a stock certificate presented for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized agent.

Section 4. Lost, Stolen or Destroyed Certificates. If a shareholder claims that a stock certificate representing shares issued and recorded by Omni Alliance Group, Inc. has been lost or destroyed, a new certificate will be issued to said shareholder, provided that said shareholder presents an affidavit claiming the certificate of stock to be lost, stolen or destroyed. At the discretion of the Board of Directors, said shareholder may be required to deposit a bond or other indemnity in such amount and with such sureties, if any, as the board may require.

ARTICLE V. BOOKS AND RECORDS

Section 1. Books and Records. Omni Alliance Group, Inc. shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of Omni Alliance Group, Inc. Furthermore, Omni Alliance Group, Inc. shall maintain accurate accounting records. Furthermore, Omni Alliance Group, Inc. shall maintain the following:

(i) a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each;
(ii) Omni Alliance Group, Inc.’s Articles or Restated Articles of Incorporation and all amendments thereto currently in effect;
(iii)Omni Alliance Group, Inc's Bylaws or Restated Bylaws and all amendments thereto currently in effect;
(iv)Resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences and limitations if shares issued pursuant to those resolutions are outstanding;
(v) The minutes of all shareholders’ meetings and records of all actions taken by shareholders without a meeting for the past 3 years;
(vi) Written communications to all shareholders generally or all shareholders of a class or series within the past 3 years including the financial statements furnished for the past 3 years to shareholders as may be required under Nevada Law;
(vii) A list of the names and business street addresses of Omni Alliance Group, Inc.’s current directors and officers; and
(viii) A copy of Omni Alliance Group, Inc.’s most recent annual report delivered to the Department of State. Any books, records and minutes may be in written form or in any other form capable of being converted into written form

Section 2. Shareholder’s Inspection Rights. A shareholder of Omni Alliance Group, Inc. (including a beneficial owner whose shares are held in a voting trust or a nominee on behalf of a beneficial owner) may inspect and copy, during regular business hours at Omni Alliance Group, Inc.’s principal office, any of the corporate records required to be kept pursuant to Section 1, of this Article of these Bylaws, if said shareholder gives Omni Alliance Group, Inc. written notice of such demand at least 5 business days before the date on which the shareholder wishes to inspect and copy.

The foregoing right of inspection is subject however to such other restrictions as are applicable under Nevada Law, including, but not limited to, the inspection of certain records being permitted only if the demand for inspection is made in good faith and for a proper purpose (as well as the shareholder describing with reasonable particularity the purpose and records desired to be inspected and such records are directly connected with the purpose).

Section 3. Financial Information. Unless modified by resolution of the shareholders within 120 days of the close of each fiscal year, Omni Alliance Group, Inc. shall furnish the shareholders annual financial statements which may be consolidated or combined statements of Omni Alliance Group, In. and one or more of its subsidiaries as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flow for that year. If financial statements are prepared on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis. If the annual financial statements are reported on by a public accountant, said accountant’s report shall accompany said statements. If said annual financial statements are not reported on by a public accountant, then the statements shall be accompanied by a statement of the president or the person responsible for Omni Alliance Group, Inc.’s accounting records (a) stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and if not, describing the basis of preparation; and (b) describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year. The annual financial statements shall be mailed to each shareholder of Omni Alliance Group, Inc. within 120 days after the close of each fiscal year or within such additional time as is reasonably necessary to enable Omni Alliance Group, Inc. to prepare same, if, for reasons beyond Omni Alliance Group, Inc.’s control, said annual financial statement cannot be prepared within the prescribed period.

Section 4. Other Reports to Shareholders. Omni Alliance Group, Inc. shall report any indemnification or advanced expenses to any director, officer, employee, or agent (for indemnification relating to litigation or threatened litigation) in writing to the shareholders with or before the notice of the next shareholders’ meeting, or prior to such meeting if the indemnification or advance occurs after the giving of such notice but prior to the time such meeting is held, which report shall include a statement specifying the persons paid, the amounts paid, and the nature and status, at the time of such payment, of the litigation or threatened litigation. Additionally, if the corporation issues or authorizes the issuance of shares for promises to render services in the future, Omni Alliance Group, Inc. shall report in writing to the shareholders the number of shares authorized or issued and the consideration received by Omni Alliance Group, Inc., with or before the notice of the next shareholders’ meeting.

ARTICLE VI. DIVIDENDS

The Board of Directors of Omni Alliance Group, Inc. may, from time to time declare dividends on its shares in cash; property or its own shares, except when Omni Alliance Group, Inc. is insolvent or when the payment thereof would render Omni Alliance Group, Inc, insolvent, subject to Nevada Law.

ARTICLE VII. CORPORATE SEAL

The Board of Directors will provide a corporate seal which will be in circular form embossing in nature and stating “Corporate Seal; Nevada’, year of incorporation and name of said corporation.

ARTICLE VIII. AMENDMENT

These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted by a majority vote of the full Board of Directors.